EXHIBIT 16.1

                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]



June 2, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A ( Amendment No.
2) of Weiner's Stores, Inc. dated June 2, 1998.

Yours truly,

/s/ Deloitte & Touche LLP




                                        6